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                                                                   EXHIBIT 10.23



December 6, 2001


Mr. William D. Unger
On behalf of The Board of Directors
Calico Commerce, Inc.
333 West San Carlos Street
San Jose, CA 95011


RE: First Amendment to Management Services Agreement between Regent Pacific Management Corporation and Calico Commerce, Inc.


Dear Mr. Unger:

This First Amendment sets forth certain amendments to the Management Service Agreement between Regent Pacific Management Corporation, a California corporation ("Regent Pacific"), and Calico Commerce, Inc. ("Calico"), dated July 31, 2001, (the "Original Agreement"). Except for the amendments expressly contained herein, the Original Agreement shall remain in full force and effect.


TERM OF AGREEMENT:

     The total term of the agreement shall be extended to July 28, 2002, as described below. The Non-Cancelable Period, as described below, extends to May 5, 2002. Calico may discharge Regent Pacific at any time after the Non-Cancelable Period provided that Calico has delivered a 60-day written notice of intent to cancel this agreement.

WORK PRODUCT:

  Regent Pacific has agreed to provide the following work product:

     1) The first two (2) weeks of the twenty-six (26) weeks of non-cancelable service included in the Original Agreement at a continuing rate of $50,000 per week. These two weeks end January 13, 2002.

     2) An additional four (4) weeks of non-cancelable service from January 14, 2002 through February 10, 2002 at a continuing rate of $50,000 per week;

     3) An additional twenty-four (24) weeks of service with reduced staff from February 11, 2002 through July 28, 2002 at a rate of $37,000 per week, of which the first twelve (12) weeks, which end May 5, 2002, will be non-cancelable.



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December 6, 2001
Mr. William D. Unger
On behalf of The Board of Directors
Calico Commerce, Inc.

Page 2

Fees:

     Calico has agreed to pay Regent Pacific $750,000 upon signing of this amendment for fees due for the Non-Cancelable Period described above. It is further agreed that this payment is earned in full upon receipt by Regent Pacific due to the non-cancelable nature of the services to be provided, and it is non-refundable.

     It is agreed and understood that at the end of the Non-Cancelable Period, if Regent Pacific continues to provide services with reduced staff, the fees of $37,500 per week will be payable in four (4) week increments, each to be paid in advance of each Regent Pacific standard four-week billing period, and that failure to pay such payments when due shall constitute a breach of this agreement by Calico.

Except for the additional term of agreement, work product and fees expressly contained herein, the Original Agreement shall remain in full force and effect.


                                      ###

Yours truly,

REGENT PACIFIC MANAGEMENT CORPORATION


Gary J. Sbona
Chairman and Chief Executive Officer

THE FOREGOING IS HEREBY APPROVED AND AGREED TO:
DATED: 12-13, 2001
CALICO COMMERCE, INC.


BY: /s/ WILLIAM D. UNGER
    ----------------------------
    Name: William D. Unger
    On Behalf of the Board of Directors